EXHIBIT 99.1

MAX RE CAPITAL LTD.
ANNOUNCES THIRD QUARTER EARNINGS CALL INFORMATION

Hamilton, Bermuda, November 12, 2006. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) announced today that W. Marston Becker, Chairman and Acting Chief Executive Officer, and Keith S. Hynes, Chief Financial Officer, will host a conference call to discuss the Company’s third quarter financial results with interested investors and shareholders.

Details of the call are as follows:

Date:	November 14, 2006
Time:	10:00 a.m. EST
Dial in #: US:	800-299-9086

International: 617-786-2903

Access Code: 4219065

Please dial in ten minutes prior to the start of the call.

Replay details:

Available from 12:00 p.m. November 14, 2006 – December 14, 2006

Dial in #US: 888-286-8010
International:	617-801-6888

Access Code: 76494397

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

This release includes statements about future expectations, plans and prospects of the Company which constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements, including the risk that the SEC’s view of the conclusions reached by the Audit and Risk Management Committee of our Board of Directors in connection with the internal review of three finite risk retrocessional contracts written in 2001 and 2003, which caused the Company to restate its audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 and unaudited financial statements for the periods ended March 31, 2006 and June 30, 2006, may differ, perhaps materially and result in material changes to information contained in the Company’s past SEC filings, including financial statements and financial information. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2005 and other documents filed by the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441-296-8800
jimt@maxre.bm